                                                                    Exhibit 11.0

                        MDT CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                      THREE MONTHS ENDED DECEMBER 31, 1994

                                  (Unaudited)

                                              1994            1993
                                           ----------      ----------
Weighted average number of common
  shares outstanding                        6,743,000       6,741,000

Number of common equivalent shares
  (determined using the Treasury
  Stock Method) related to stock
  options outstanding                          62,000          93,000
                                           ----------      ----------

Weighted average number of common
  and common equivalent shares
  outstanding                               6,805,000       6,834,000
                                           ==========      ==========

Net Income (Loss)                          $  122,000      $  158,000

Earnings per share                         $      .02      $      .02


                                                                    Exhibit 11.0

                        MDT CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                      NINE MONTHS ENDED DECEMBER 31, 1994

                                  (Unaudited)

                                             1994              1993
                                          ----------        ----------
Weighted average number of common
  shares outstanding                       6,743,000         6,277,000

Number of common equivalent shares
  (determined using the Treasury
  Stock Method) related to stock
  options outstanding                         12,000           506,000
                                          ----------        ----------

Weighted average number of common
  and common equivalent shares
  outstanding                              6,755,000         6,783,000
                                          ==========        ==========

Net Income (Loss)                         $  132,000        $2,206,000

Earnings per share                        $      .02        $      .33




                                      -13-